Exhibit 99.2

REGULATION FD DISCLOSURE

Except as otherwise required by the context, as used herein, “our company,” “we,” “us” and “our” refer to Nortek, Inc. and its subsidiaries.

Third Quarter 2012 Estimates
We have not yet finalized our financial results for the three months ended September 29, 2012. However, based on our unaudited preliminary analysis, we estimate that we will have the following selected results for such period:

•	Net sales of between approximately $552.0 million and $557.0 million as compared to net sales of $551.8 million for the three months ended October 1, 2011;

•
Adjusted Consolidated Cash Flow (“ACCF”), as defined below, of between approximately $45.0 million and $51.0 million as compared to ACCF of $38.3 million for the three months ended October 1, 2011; and

•	Operating earnings of between approximately $22.0 million and $25.0 million as compared to operating earnings of $14.0 million for the three months ended October 1, 2011.
Further, we estimate that we will have unrestricted cash of between approximately $128.0 million and $130.0 million, and total debt of approximately $1,100 million, as of September 29, 2012.
The improvement in estimated results for the three months ended September 29, 2012 compared to the corresponding period in 2011 is attributable, in part, to the progress we have made in the restructuring of our European range hood business, combined with improved pricing and favorable product mix. Ongoing cost reduction initiatives in our Commercial Air Solutions segment, combined with lower material costs on slightly higher sales volume in our Residential Heating and Cooling segment, have also contributed to our improved results.
We believe our estimates for the three months ended September 29, 2012 are reasonable given our assessment of the preliminary financial information that is reasonably available at this point in our quarterly closing process. Our estimates, however, are subject to the finalization of our quarterly financial closing process, which is not expected to be completed until early November of 2012. In particular, we have not completed our analysis of product liability reserves. In the past, our analysis has, from time to time, resulted in significant changes in our recorded product liability expense. For example, in the fourth quarter of 2011, as a result of favorable trends in settlement of open insurance claims, we recognized a reduction in product liability expense of approximately $12.0 million. Similarly, in the second quarter of 2012, our analysis of insurance claims resulted in a further reduction of $6.0 million. Although we are not aware of a change in the recent trend of favorable claim settlements, our analysis is not yet complete, and significant changes in our estimated reserve requirements, favorable or unfavorable, may occur. As a result, these estimates are subject to a wide range of business risks and uncertainties that need to be evaluated during the completion of the quarterly financial closing process. Accordingly, no assurances can be provided that actual results will fall within the ranges. These risks and uncertainties, as well as other unforeseeable risks and uncertainties, could cause our actual results to differ materially from the estimates provided herein. These estimates are provided as of the date hereof, based on information known to us as of the date hereof, and we undertake no obligation to publicly update or revise them prior to the time that we complete our quarterly financial closing process and issue our Quarterly Report on Form 10-Q for the fiscal period ended September 29, 2012. Please see “Forward-looking statements” below.
Consolidated Cash Flow (“CCF”) represents net earnings (loss) before interest, income taxes, depreciation and amortization (including the effects of fresh-start accounting), loss from debt retirement and gain on reorganization items, net. ACCF is defined as CCF further adjusted to exclude certain cash and non-cash, non-recurring items. CCF and ACCF are not defined terms under accounting principles generally accepted in the United States (“U.S. GAAP”). Neither CCF nor ACCF should be considered an alternative to operating income or net earnings (loss) as a measure of operating results. There are material limitations associated with making the adjustments to our earnings to calculate CCF and ACCF and using these non-U.S. GAAP financial measures as compared to the most directly comparable U.S. GAAP financial measures. For instance, CCF and ACCF do not include:

•	interest expense, and, because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

•	depreciation and amortization expense, and, because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue;

•	income tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate; or

•	certain cash and non-cash, non-recurring items, and, because such non-recurring items can, at times, affect our operating results, the exclusion of such items is a material limitation.
We present CCF because we consider it an important supplemental measure of our performance and believe it is frequently used by our investors and other interested parties, as well as by our management, in the evaluation of companies in our industry, many of which present CCF when reporting their results. In addition, CCF provides additional information used by our management and Board of Directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes that CCF facilitates operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).
We believe that the inclusion of supplementary adjustments to CCF applied in presenting ACCF are appropriate to provide additional information to investors about the performance of the business. The following table presents a reconciliation from the estimated range of operating earnings to the estimated range of ACCF for the three months ended September 29, 2012 referred to above (amounts in millions).

	Estimated Range Third Quarter Ended September 29, 2012
	Low	High
Operating earnings	$22.0	$25.0
Depreciation and amortization expense	21.0	21.0
Consolidated cash flow	43.0	46.0
Share-based compensation expense	0.5	1.0
Transition / transformation costs	2.0	2.5
Other	(0.5)	1.5
Adjusted consolidated cash flow	$45.0	$51.0

Forward-looking statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “intend,” “may,” “plan,” “potential,” “project,” “should,” or “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on our current plans and expectations and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Such statements are based on our current expectations and could be affected by uncertainties and “risk factors” described in our filings with the Securities and Exchange Commission. In particular, important factors impacting such forward-looking statements include, but are not limited to, the finalization of our quarterly financial closing process, the availability and cost of certain raw materials (including, among others, steel, copper, packaging materials, plastics, resins, glass, wood and aluminum) and purchased components, freight costs, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment levels, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, prices, and product and warranty liability claims. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are urged to carefully review and consider the various disclosures made by the Company in our reports and filings with the Securities and Exchange Commission including the description of “risk factors” set forth under Item IA in our Current Report on Form 8-K dated October 15, 2012 and periodic reports filed with the Securities and Exchange Commission.